MEMORANDUM OF UNDERSTANDING
                          ---------------------------


      This Memorandum between Duckwall-ALCO Stores, Inc., (the "Company"), a Kansas Corporation, and BRUCE DALE, ("Dale"), an individual, is to the following force and effect:

     1. The Company agrees to employ Dale as President and Chief Executive Officer of the Company commencing March 28, 2005.

     2. The base compensation to be paid by the Company to Dale is Three Hundred Twenty-Five Thousand Dollars ($325,000.00) payable in equal monthly installments.

     3. Dale shall be entitled to all benefits currently provided and available to other executives of the Company.

     4. Dale will receive options to purchase One Hundred Thousand (100,000) shares of Company stock according to the terms and conditions of the Company's 2003 incentive Stock Option Plan.

     5. Within thirty (30) days from the date of this Memorandum, Dale and the Company's Compensation Committee will negotiate a mutually agreeable Bonus Plan that will be incorporated into Dale's employment agreement.

     6. The Company will pay to Dale an amount not to exceed Sixty-Six Thousand Dollars ($66,000.00) as reimbursement for any real estate commission incurred by Dale in the sale of his residence in Bloomfield Hills, Michigan, said sum to be paid within ten (10) days after Dale's commission obligation is incurred.

     7. Within thirty (30) days from the date of this Memorandum Dale and the Company shall enter into an Employment Agreement substantially in the form of the Employment Agreement of the Company's current President and Chief Executive Officer. A copy of that agreement has been provided to Dale. The initial term of the Employment Agreement will be for two (2) years, and the agreement will contain "evergreen" provisions.


      DATED THIS MARCH 15, 2005




                               /s/ Bruce Dale
                               -----------------------------------
                               Bruce Dale


                               Duckwall-ALCO Stores, Inc.
                               by  /s/ Dennis A. Mullin
                                   -------------------------------
                                   Dennis A. Mullin